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                                                                     EXHIBIT 8.1


September 14, 2000


Invitrogen Corporation
1600 Faraday Avenue
Carlsbad, California 92008

Ladies and Gentlemen:

This opinion is being delivered to you for the purpose of satisfying the requirement of Section 5.2(a) of the Agreement and Plan of Merger dated as of July 7, 2000 (the "Agreement"), between Invitrogen Corporation, a Delaware corporation ("Invitrogen"), and Dexter Corporation, a Connecticut corporation (the "Company").

Pursuant to the Agreement, the Company shall merge with and into Invitrogen, and the separate corporate existence of the Company shall thereupon cease, and Invitrogen shall be the surviving corporation in the Merger. Unless otherwise defined, capitalized terms referred to herein shall have the same meanings as set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

We have acted as counsel to Invitrogen in connection with (i) the preparation and execution of the Agreement, and (ii) the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on August 14, 2000, a Registration Statement on Form S-4 of a Proxy Statement/Prospectus ("Registration Statement"). As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (1) the Agreement; (2) representation letters provided to us by Invitrogen and the Company in connection with this opinion (the "Officers' Certificates"); (3) the Registration Statement; and (4) such other instruments and documents related to the formation, organization and operation of Invitrogen and the Company or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate in order to enable us to render this opinion.

In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;


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         3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us (including, but not limited to the Officers' Certificates) are true and correct as of the date hereof and at the Effective Time, and no actions have been (or will be) taken which are inconsistent with such statements, descriptions and representations;

         4. The Merger will be consummated in accordance with the terms of the Agreement (and without any waiver, breach or amendment of any of the material provisions thereof) and as described in the Registration Statement, will qualify as a statutory merger under applicable state law, and will be reported by Invitrogen and the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

         5. An opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, has been issued to the Company pursuant to Section 5.3(a) of the Agreement and not withdrawn.

Based on our examination of the foregoing items and subject to the assumptions, limitations and qualifications set forth herein and in the discussion in the Proxy Statement/Prospectus included as part of the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Mergers," we are of the opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In addition to the assumptions, limitations and qualifications set forth above, this opinion is subject to the limitations and qualifications set forth below.

This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any foreign, federal, state, or local tax law.

No opinion is expressed as to any transaction other than the Merger as described in the Agreement and in the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion has been delivered to you only for the purposes stated. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent, however, to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Rules"), nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the Securities Act or the Rules. By rendering this


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opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof.

Very truly yours,

/s/Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP